Rule 10f-3 Transaction Exhibit
Nuveen New York Select Tax-Free Income Portfolio
FILE #811-6624
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
11/14/07
The City of New York General Obligation Bonds
$948,960,000
$1,760,000
Citigroup Global Markets, Inc.
Bear, Stearns & Co., Inc.
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated

A.G. Edwards & Sons, Inc.
Banc of America Securities, LLC
M.R. Beal & Company
DEPFA First Albany Securities, LLC
Goldman, Sachs & Co.
J.P. Morgan Securities, Inc.
Lehman Brothers
Loop Capital Markets
Prager, Sealy & Co., LLC
Ramirez & Co., Inc.
RBC Capital Markets
Siebert Brandford Shank & Co.
UBS Securities, LLC
Wachovia Bank, National Association

Cabrera Capital Markets, Inc.
Commerce Capital Markets, Inc.
Jackson Securities , LLC
Janney Montgomery Scott, LLC
Popular Securities, Inc.
Raymond James & Associates
Roosevelt & Cross, Inc.
Southwest Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated